Exhibit 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of the 17th day of December, 2013, by, between and among (i) GEMMA POWER SYSTEMS, LLC, a Connecticut limited liability company (the “Company”), GEMMA POWER, INC., a Connecticut corporation (“GPS-Connecticut”), GEMMA POWER SYSTEMS CALIFORNIA, INC., a California corporation (“GPS-California”), GEMMA POWER HARTFORD, LLC, a Connecticut limited liability company (“GPS-Hartford”), and GEMMA RENEWABLE POWER, LLC, a Delaware limited liability company (“GRP”) (GPS-Connecticut, GPS-California GPS-Hartford and GRP are sometimes hereinafter referred to together as the “Original Affiliates”); (ii) Gemma Plant Operations, LLC, a Delaware limited liability company (“GPO”); and (iii) WILLIAM F. GRIFFIN, JR. (the “Employee”).

RECITALS:

R-1. The Company is a wholly-owned subsidiary of Argan, Inc., a Delaware corporation (“Argan”);

R-2. The Employee is a principal employee of the Company and the Original Affiliates and, since it commenced business operations on or about June 18, 2013, of GPO;

R-3. The Employee, the Company and the Original Affiliates entered into that certain Amended and Restated Employment Agreement dated as of April 1, 2011 (the “Employment Agreement”); and

R-4. The parties wish to enter into this Amendment to modify and amend the Employment Agreement, as set forth hereinafter.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Incorporation of Recitals; Defined Terms; Including GPO. The above Recitals are hereby incorporated into the body of this Amendment as if fully set forth herein. Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Employment Agreement. Any and all references in this First Amendment to the “Affiliates” shall mean and refer to the Original Affiliates and GPO, and any and all references in this First Amendment to the “Companies” shall mean and refer to the Company, the Original Affiliates and GPO. From and after the date that GPO commenced business operations, any and all references in the Employment Agreement to the “Affiliates” and to the “Companies” shall include GPO.

2. Renewal of Term. Notwithstanding anything to the contrary contained in Section 3 of the Employment Agreement, the Companies and the Employee hereby agree that the Employee’s employment under the Employment Agreement shall renew for an additional term of three (3) years, commencing April 1, 2014 and continuing to March 31, 2017 (the “Amendment Renewal Term”), unless earlier terminated as provided in the Employment Agreement, subject to and in accordance with the terms and conditions of the Employment Agreement as amended by this Amendment. Nothing contained in this Amendment shall affect the provisions for automatic renewal of the term of Employee’s employment for successive one year terms following the Amendment Renewal Term in accordance with said Section 3 of the Employment Agreement.

3. Adjustments to Comply with American Jobs Creation Act. Section 11.4 of the Employment Agreement is hereby amended by deleting said Section 11.4 in its entirety and substituting the following in its place:

“11.4 Adjustments to Comply with American Jobs Creation Act. In the event any of the severance or Change in Control (as defined in Section 11.6(b) below) payment provisions of this Section should prove to be inconsistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or the regulations thereunder, the Companies and the Employee shall endeavor to amend those severance or Change in Control payment provisions in order to eliminate any inconsistency with Section 409A of the Code while ensuring, to the greatest extent possible, that the Employee will continue to be entitled to the benefits provided under this Agreement without increase in the economic cost to either party. In particular, the parties agree that (i) if at the time of the Employee’s termination of employment with the Companies the Employee is a “specified employee” as defined in Section 409A of the Code and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Companies will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Employee) until the date that is six (6) months following the Employee’s termination of employment with the Companies (or the earliest date as is permitted under Section 409A of the Code) and (ii) if any other payments of money or other benefits due to the Employee hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Board, that does not cause such an accelerated or additional tax. The Companies shall consult with the Employee in good faith regarding the implementation of the provisions of this Section. For purposes of Section 409A of the Code, each payment made under this Agreement shall be designated as a “separate payment” within the meaning of the Section 409A of the Code, and references herein to the Employee’s “termination of employment” shall refer to the Employee’s separation from service with the Companies within the meaning of Section 409A of the Code. To the extent any reimbursements or in-kind benefits due to the Employee under this Agreement constitute “deferred compensation” under Section 409A of the Code, any such reimbursements or in-kind benefits shall be paid to the Employee in a manner consistent with Treas. Reg. Section 1.409A-3(i)(1)(iv).”

4. Change in Control. New Section 11.6 is hereby added to the Employment Agreement as follows:

“11.6 Change in Control.

(a) In the event of a Change in Control (as defined in Section 11.6(b) below), then the Companies shall pay to the Employee, in a single lump sum payment, an amount equal to (i) twenty-four (24) times the Salary paid to the Employee under Section 4.1 above during the thirty (30) days ending on the date of the Change in Control, plus (ii) two (2) times the Minimum Bonus paid to the Employee under Section 4.2 above with respect to the fiscal year of the Company most recently completed, such payment to be made within thirty (30) days after the date of the Change in Control, without reduction or offset for any other monies which the Employee may thereafter earn or be paid; and the Employee shall remain thereafter an employee of the Companies pursuant to all of the terms and conditions of this Agreement.

(b) For purposes of Section 11.6(a) above, “Change in Control” shall mean (i) any transfer or other transaction whereby the right to vote more than fifty percent (50%) of the then issued and outstanding capital stock of Argan, the Company, or any subsidiary of Argan or the Company to which Argan or the Company, as the case may be, shall have transferred all or substantially all of its business (any such subsidiary hereinafter referred to as, a “Transferee Subsidiary”), is transferred to any party or affiliated group of parties; (ii) any merger or consolidation of Argan, the Company or a Transferee Subsidiary with any other business entity, at the conclusion of which transaction the persons who were holders of all the voting stock of Argan, the Company or such Transferee Subsidiary, as the case may be, immediately prior to the transaction hold less than fifty percent (50%) of the total voting stock of the successor entity immediately following the transaction; (iii) any sale, lease, transfer or other disposition of all or substantially all the assets of Argan, the Company, or a Transferee Subsidiary, as the case may be, or (iv) when, during any period of twelve (12) consecutive months, the individuals who, at the beginning of such period, constitute Argan’s, the Company’s or a Transferee Subsidiary’s Board of Directors, as the case may be (the “Incumbent Directors”), cease for any reason other than death to constitute at least a majority thereof, provided that a director who was not a director at the beginning of such 12-month period shall be deemed to have satisfied such 12-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 12-month period) or by prior operation of this Section 11.6(b).”

5. Compliance with Section 280G. New Section 11.7 is hereby added to the Employment Agreement as follows:

“11.7 Compliance with Section 280G.

(a) Notwithstanding any other provision of this Agreement or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or the Affiliates to the Employee or for the Employee’s benefit pursuant to the terms of this Agreement or otherwise (“Covered Payments”) constitute “parachute payments” within the meaning of Section 280G of the Code and would, but for this Section 11.7 be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall be reduced (but not below zero) to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax.

(b) Any such reduction shall be made by the Company in its sole discretion consistent with the requirements of Section 409A of the Code.”

6. Restrictive Covenants in Event of Change in Control. New Section 14.3 is hereby added to the Employment Agreement as follows:

“14.3 Restrictive Covenants in Event of Change in Control. Notwithstanding anything to the contrary contained in Sections 14.1 and 14.2 above, in the event of a Change in Control, as defined in Section 11.6(b) above, the covenant not to compete, as set forth in Section 14.1, above, and the covenant not to solicit employees or former employees, or actual or targeted prospective customer or clients, or actual distributors or suppliers, as set forth in Section 14.2, above, shall be rendered null and void and of no further force or effect, without any further action required of any of the parties.”

7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same.

8. Continuation in Full Force and Effect. Except as specifically amended by this Amendment, all of the terms, covenants and conditions of the Employment Agreement shall continue in full force and effect.

[Signatures on following pages]

IN WITNESS WHEREOF, each of the undersigned has executed, or has caused its duly authorized representative to execute, this Amendment as of the date first above written.

THE COMPANY:

GEMMA POWER SYSTEMS, LLC

By:
Name:
Title:

THE AFFILIATES:

GEMMA POWER, INC.

By:
Name:
Title:

GEMMA POWER SYSTEMS
CALIFORNIA, INC.

By:
Name:
Title:

[Signatures continue on following page]

GEMMA POWER HARTFORD, LLC

By:
Name:
Title:

GEMMA RENEWABLE POWER, LLC

By:
Name:
Title:

GEMMA PLANT OPERATIONS, LLC

By:
Name:
Title:

THE EMPLOYEE:

WILLIAM F. GRIFFIN, JR.